Exhibit 99.1

Stock Code: 688082	Short Name: ACMSH

ACM Research (Shanghai), Inc.
Record of Investor Relations Activities

No.: 2023-05

Categories of investor relations activities	✓Specific object survey	☐Analyst meeting
	☐Media interview	☐Performance briefing
	☐Press conference	☐Roadshow
	☐Site visit	☐Others
Date	December 19, 2023
Venue	Conference call
Participants of the listed company	Chairman: HUI WANG General Manager: JIAN WANG Person in Charge of Financial Matters: LISA YI LU FENG Board Secretary: MINGZHU LUO
Summary of investor relations activities
I. Company Introduction: The leadership of ACM Research (Shanghai), Inc. (the “Company”) gave a brief introduction to the Company’s current business development and operating performance and answered questions of concern from investors.

II. Q&A
1. Can you update us on the progress of the two new products on the customer side, and whether they are expected to generate revenue next year?
A: We expect to soon deliver one PECVD equipment to a customer, and believe that next year our PECVD equipment will attract multiple customers, including those in the storage and logic sectors. We believe our PECVD equipment is fully backed by independent intellectual property (IP) rights and represents our differentiated technology route. In both domestic and international markets, we believe there is a strong customer demand for equipment featuring this differentiated technology, which is crucial for competing with top-tier global enterprises.

Our Track equipment is performing well in customer-side verification, and we hope to complete integration process tests with lithography equipment by the middle of next year. Moreover, we are continuing our efforts on attracting new customers, with several negotiations underway. Next year, we expect our focus will be introducing KrF equipment into the market while concurrently advancing the development of ArF immersion system.

2. With the end of the current production expansion phase by domestic semiconductor manufacturers, will the Company still be able to maintain its high growth rate over the next 2-3 years? And how do you view the future competitive landscape of the semiconductor equipment market?
A: We are planning for continued growth in revenue from our cleaning equipment in 2024. We believe this, combined with the ramping up of production of our electroplating and furnace tube equipment, provides a positive environment for next year’s performance. In 2025 and 2026, we expect revenue contribution from our new PECVD equipment and Track tools, which together with a growing overall market for these two equipment categories, may enable us to continue growing our revenue. Longer term, our growth is expected to benefit from ongoing expansion into overseas markets, with a strategic goal to balance our revenue between domestic and international markets.

Looking ahead, as the semiconductor industry moves towards globalization, we believe the market for semiconductor equipment will inevitably become globally competitive. We expect our commitment to developing technologies with independent intellectual property rights will remain a cornerstone of our competitiveness in the industry.

3. Could you provide an overview of the expected orders for the Company next year?
A: Overall, we expect 2024 sales to grow versus 2023, as we are observing a strong demand for equipment stemming from the production expansion of downstream manufacturers. As a core supplier of cleaning equipment in China, we believe the Company is positioned to secure large orders during this expansion. We see our wet bench equipment,  copper plating and furnace tube equipment as key growth drivers for next year. We are also expecting an increase in customer adoption of our furnace tube equipment by the end of this year. Furthermore, we believe that our CO2 and single wafer high-temperature sulfuric acid technology tools can contribute as growth drivers.

4. How is the R&D focus distributed among the Company’s R&D team of over 700 members?
A: In general, a majority of our R&D team is dedicated to the development of cleaning equipment, which is a diverse and significant segment for us, including high temperature sulfuric acid and CO2 technologies that involve a large portion of our R&D personnel. Additionally, copper plating, PECVD, furnace tube, and Track equipment each receive considerable attention from our R&D team, with a relatively balanced distribution  across these four segments. We are firmly committed to developing differentiated technologies in our R&D efforts, positioning ourselves to actively engage in the global market competition in the future.

5. What is the Company’s market share in China’s  electroplating equipment market? How about the overseas market expansion on electroplating equipment next year?
A: We estimate our Company holds approximately 30% of the market share in China’s electroplating market. Looking at the global market, we believe the electroplating industry is sizable and experiencing rapid growth. We have now secured overseas demo orders for our front-end copper plating equipment. Moving forward, we plan to expand our market outreach for copper plating equipment into other regions including Europe, the United States, and Singapore.

6. In light of new competitors entering the domestic electroplating market, how do you perceive the competition in this segment?
A: The technology for copper plating equipment is primarily dominated by a few industry leaders, including the Company, which we believe has built strong technical patent barriers. Given these patent restrictions, we believe it is challenging for new competitors to quickly circumvent them, making it difficult for them to pose a competitive threat to the established market.

7. What will the gross margin of the Company’s furnace tube equipment be?
A: The gross margin of our furnace tube equipment varies depending on the specific type, with ALD equipment generally having a relatively higher margin. Additionally, these margins can be influenced by the specific sales market conditions. Overall, we expect that the comprehensive gross margin for our furnace tube equipment to be within the range of 40% to 45% in the future.

8. Could you provide an overview of the current business climate in the equipment market? What are the anticipated prospects for the Company in the overseas market next year?
A: The overall demand in 2023 for the international (i.e. non-mainland China) market has been relatively low. However, we expect some improvement in international market demand in the second half of next year.

At present, two of our tool categories are under verification with a U.S. customer. Additionally, we have received an order from this customer for a second set of bevel and backside cleaning equipment, which we expect to deliver by the end of the first quarter of next year. Meanwhile, we are discussing additional equipment types with this U.S. customer, and we hope to deepen the relationship and become a more strategic supplier in the future. In the overseas market, there is a greater emphasis on differentiated technology. We believe our independently developed, patented IP with distinct features is likely to give us a competitive edge in the global market.

9. Can you introduce the composition of the Company’s core R&D team?
A: In technology development, our primary focus is to maintain independent control over our patents, ensuring the integrity and uniqueness of our IP through a differentiated technological approach. Our R&D team is built through a combination of internal training programs and strategic recruitment directly from our customer side.

10. How do you think of the domestic environment for semiconductor equipment patents in China?
A: We believe China’s substantial investment in the semiconductor industry marks an inevitable shift towards a global market orientation for the semiconductor sector. This evolution highlights the critical need for the semiconductor sector to develop proprietary, differentiated patented technologies to compete on a global scale. As such, we believe the respect and protection of patented technologies will continue to be a fundamental trend in the future development of the domestic market.

Encl.: List of Participants
Institution Name
DH Fund
power pacific
Bosera Fund
Boyu Investment
Fullgoal Fund
ICBC Credit Suisse
Franklin Templeton Sealand Fund
GH SHINING ASSET MANAGEMENT
GFUND
Sinolink Securities
CPIC
Haitong Securities
Harmon Tronics Investment
China Everwin Asset Management Co., Ltd.
HSBC Jintrust
JYAN ASSET MANAGEMENT
Harvest Fund
CCB Principal
Minsheng Tonghui Insurance Asset Management
Nanhua Fund
PUYUAN AMC
PICC Asset
Ruiyi Asset
Foresight Fund
Sumitomo Mitsui DS Capital Management Hong Kong Branch
SWS MU Fund Management
Western Securities
Maxwealth Fund
Zhonghai Fund
Lombarda China Fund
China Securities
China Post Securities

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The following information is provided in connection with the furnishing of the above Record of December 2023 Investor Relation Activity of ACM Research (Shanghai), Inc. (“ACMSH”) (the “Record”) pursuant to the Current Report on Form 8-K reporting requirements of ACM Research, Inc.:

Forward-Looking Statements
Information presented in the Record includes forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements contained in the Record that do not relate to matters of historical fact should be considered forward-looking statements. Forward-looking statements are based on ACMSH management’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to, the following, any of which could be exacerbated even further by the continuing COVID-19 outbreak in China and globally: anticipated customer orders or identified market opportunities may not grow or develop as anticipated; customer orders already received may be postponed or canceled; ACMSH may be unable to obtain the qualification and acceptance of its delivered tools when anticipated or at all, which would delay or preclude ACMSH’s recognition of revenue from the sale of those tools; suppliers may not be able to meet ACMSH’s demands on a timely basis; ACMSH’s technologies and tools may not gain market acceptance; ACMSH may be unable to compete effectively by, among other things, enhancing its existing tools, adding additional production capacity and engaging additional major customers; ACMSH may incur significant expenses long before it can recognize revenue from new products, if at all, due to the costs and length of research, development, manufacturing and customer evaluation process cycles; volatile global economic, market, industry and other conditions could result in sharply lower demand for products containing semiconductors and for ACMSH’s products and in disruption of capital and credit markets; ACMSH’s failure to successfully manage its operations, including its inability to hire, train, integrate and manage additional qualified engineers for research and development activities; and trade regulations, including those recently published by the U.S. Department of Commerce imposing certain restrictions on equipment shipments and business practices with China-based semiconductor manufacturers, currency fluctuations, political instability and war, all of which may materially adversely affect ACMSH due to its substantial non-U.S. customer and supplier base and its substantial non-U.S. manufacturing operations. A further description of these risks, uncertainties and other matters can be found in filings ACM Research, Inc. makes with the U.S. Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by ACMSH. ACMSH undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in its expectations with regard to these forward-looking statements or the occurrence of unanticipated events.